                           Exhibit A to Schedule 13D

                           AGREEMENT TO FILE JOINTLY

  We, the undersigned, hereby express our agreement that the attached Schedule 13D, as well as each subsequent amendment, is filed on behalf of each of us.



                                          HOECHST CORPORATION


                                          ----------------------------------
                                          By: David A. Jenkins
                                          Vice President, General Counsel &
                                          Secretary


Date: October 9, 1996


                                          HCCP ACQUISITION CORPORATION


                                          ----------------------------------
                                          By: Rebecca R. Tilden
                                          Secretary


Date: October 9, 1996